[PRUDENTIAL LETTERHEAD]



VIA FACSIMILE AND AIRBORNE

August 20, 1998



Mr. Timothy R. Barnes
Secretary/Treasurer
Jacksonville Holdings, Inc.
100 N. Tampa Street, Suite 3575
Tampa, Florida 33602


      Re: Office Lease, dated May 15, 1997, between Jacksonville Holdings, Inc. formerly known as Imeson Center, Inc., a Landlord and The Prudential Insurance Company of America as Tenant ("Lease")

Dear Tim:

In accordance with paragraph 1.(b) of the Lease and your letter dated August 18, 1998, this is to provide notice to Landlord of Tenant's exercise of Tenant's Option to Extend the Lease. Through this notice, Tenant is exercising its four (4) year renewal option as defined in the Lease.

Sincerely,

/S/ MICHAEL H. BAUMANN